Exhibit 107
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Brookdale Senior Living Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share, issuable upon conversion of the Company’s 3.50% Convertible Senior Notes due 2029	Rule 457(c)	54,968,244	$6.26 (1)	$344,101,207.44 (1)	$0.00015310	$52,681.89

	Total Offering Amounts							$52,681.89

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$52,681.89

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on October
22
, 2024.